Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this amendment to Schedule 13D (and all future amendments to such Schedule 13D) with respect to the Class B Common Stock, par value, $0.01 per share, of BFC Financial Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to this amendment.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of October 25, 2016.

/s/ Alan B. Levan
Alan B. Levan

/s/ John E. Abdo
John E. Abdo

/s/ Jarett S. Levan
Jarett S. Levan

/s/ Seth M. Wise
Seth M. Wise

Levan Partners LLC

/s/ Alan B. Levan
Signature

Alan B. Levan/Manager
Name/Title

Florida Partners Corporation

/s/ Alan B. Levan
Signature

Alan B. Levan/President
Name/Title

Levan BFC Stock Partners LP

By: Levan Management LLC Its General Partner

/s/ Alan B. Levan
Signature

Alan B. Levan/President
Name/Title